Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 19, 2021

We hereby consent to the use in the Registration Statement on Form F-1 of Camposol Holding PLC of our report dated April 16, 2021 relating to the financial statements of Csol Holding Limited, which appears in the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Gaveglio Aparicio y Asociados S. Civil de R.L.

Lima, Peru

Countersigned by

/s/ Vicente Tieri

Partner

Peruvian Public Accountant

Registration No. 37180